EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Expeditors International of Washington, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-67066, No. 333-166657, No. 333-174057, No. 333-181472, No. 333-189093, No. 333-196057, No. 333-204753, No. 333-211424, No. 333-218037, No. 333-23156, and No. 333-238225) on Form S-8 of Expeditors International of Washington, Inc. of our reports dated February 19, 2021, with respect to the consolidated balance sheets of Expeditors International of Washington, Inc. as of December 31, 2020 and 2019, the related consolidated statements of earnings, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Expeditors International of Washington, Inc. Our report on the consolidated financial statements refers to a change in accounting for leases, due to the Company’s adoption of Financial Accounting Standards Board’s Accounting Standards Codification Topic 842.

/s/ KPMG LLP
Seattle, Washington
February 19, 2021